Exhibit 99.1

VITAMIN SHOPPE, INC.
300 Harmon Meadow Blvd Secaucus, NJ 07094 (201) 868-5959 www.vitaminshoppe.com	NEWS RELEASE

Vitamin Shoppe, Inc. Announces Fourth Quarter 2017 Results

•Alexander Smith Appointed Executive Chairman
•Chief Executive Officer Colin Watts to Leave in May

Fourth Quarter 2017 Highlights:

- Total Comparable Sales (4.6%), or (3.2%) adjusted for the holiday timing

- Digital commerce increases 15.3%

- GAAP loss per share of $0.75, impacted by restructuring charges and changes in tax law. Adjusted loss per share of $0.17

SECAUCUS, N.J., February 27, 2018 -- Vitamin Shoppe, Inc. (NYSE: VSI), an omni-channel, specialty retailer and manufacturer of nutritional products, today announced preliminary results for the three months ended December 30, 2017. Total net sales in the fourth quarter were $268.8 million compared to $304.9 million in the same period of the prior year. Reported basic and fully diluted loss per share in fourth quarter 2017 was $0.75, compared to basic and fully diluted earnings per share loss of $0.50 in fourth quarter 2016. Results in fourth quarter 2017 include a $15.3 million tax charge to revalue the net deferred tax assets based on changes under the Tax Reform Act of 2017. In addition, the fourth quarter 2017 includes net pre-tax expenses of $0.8 million associated with the closure of the New Jersey distribution center and a net pre-tax $3.7 million reduction in previously recorded Nutri-Force restructuring costs. Fourth quarter 2016 results include a $39.2 million pre-tax impairment charge associated with Nutri-Force goodwill and other intangible assets and a $3 million tax benefit from the closure of the Canadian stores. Adjusting for these items in both periods, adjusted EPS loss for fourth quarter 2017 was $0.17 and adjusted EPS for fourth quarter 2016 was $0.37. (Refer to Table 4 at the end of this press release.)
The Company also announced that Chief Executive Officer, Colin Watts, will be leaving the Company. To ensure a smooth transition, Mr. Watts intends to stay with the Company and continue to serve as Chief Executive Officer through the end of May. Effective immediately, Alex Smith, who has been serving as Chairman, has been appointed Executive Chairman. The Board has commenced a search for Mr. Watts’ successor.
Commenting on today’s announcement, Alex Smith, Executive Chairman of the Vitamin Shoppe Board stated, “Overall, 2017 yielded disappointing results. Over the past couple quarters, Vitamin Shoppe has begun a turnaround and signs of progress are already visible. We have also reached a mutual agreement with our CEO, Colin Watts to transition the business to new leadership by May. During this time, the entire organization will be committed to implementing the New Base Plan developed by management. In my new role as Executive Chairman, I will work closely with our leadership team in that effort while we execute our search for a new CEO.”
Colin Watts, Chief Executive Officer of the Vitamin Shoppe stated, “I am encouraged by the early signs of traction from critical initiatives, as shown by the improving quarterly comps, strong Digital Commerce growth, success of Spark Auto Delivery and growth in new customers in Q4. Our New Base Plan will establish The Vitamin Shoppe brand as consumers’ Wellness Authority and create a platform for future growth and profitability. I look forward to working closely with Alex in my last few months to help implement the plan and facilitate an orderly transition for the company.”
Fourth Quarter 2017 Results
Total sales of $268.8 million in the quarter were 11.8% lower than the same period of the prior year. Total comparable sales were down 4.6% in the quarter or down 3.2% adjusting for the timing of the Christmas holiday. The Company opened three stores in the quarter. Manufacturing sales to the Vitamin Shoppe were $8.9 million while third party sales decreased 41.0% from the same period of the prior year as the Company continues to streamline this business.
Cost of goods sold, which includes product, distribution, manufacturing and store occupancy costs, decreased $21.9 million, or 10.7%, to $182.8 million for the three months ended December 30, 2017, compared with $204.7 million for the three months ended December 31, 2016. During the quarter, the Company recorded $0.8 million in net expenses related to the closure of the New Jersey distribution center and a net benefit of $3.3 million in restructuring costs for the Nutri-Force turnaround. With respect to Nutri-Force, the Company is also exploring strategic alternatives, including the potential sale.
Gross profit of $86.0 million was 14.1% lower than $100.2 million in fourth quarter 2016. Reported gross profit as a percentage of net sales was 32.0% in fourth quarter 2017, compared to 32.9% in the same period of 2016. Excluding the special items mentioned above, gross profit was $83.5 million in the quarter and the adjusted gross profit as a percentage of sales was 31.1%. The fourth quarter 2017 year over year decrease was primarily due to deleverage in occupancy and supply chain from lower sales as well as additional investments in pricing and promotions. This was partially offset by improvements in margin from favorable category and private brands mix shifts, lower costs through new vendor partnerships and improvements from Nutri-Force.
Selling, general and administrative expenses (SG&A), including operating payroll and related benefits and advertising expense, was $87.1 million for the quarter ended December 30, 2017, compared with $83.2 million for the quarter ended December 31, 2016. SG&A as a percent of revenue was 32.4% in fourth quarter 2017 and 27.3% in fourth quarter 2016. This deleveraging is mainly driven by a combination of store payroll, advertising, other store operating costs and increases in corporate costs.
Operating loss in fourth quarter 2017 of $1.8 million compared to an operating loss of $22.7 million in the same period of the prior year. Adjusted for the items noted in the preceding paragraphs, the operating loss was $4.7 million in fourth quarter 2017 compared to operating income of $16.5 million in fourth quarter 2016.
Income taxes reflect an additional $15.3 million of tax expense resulting from the change in valuation of deferred tax assets and liabilities under the new tax laws.
Reported net loss was $17.6 million for fourth quarter 2017 compared to net loss of $11.6 million in the same period of the prior year. Reported loss per share was $0.75 in fourth quarter 2017, compared to earnings per share loss of $0.50 in fourth quarter 2016. Earnings per share loss, on an adjusted basis (for the items described in Table 4), was $0.17 in fourth quarter 2017 compared to earnings per share of $0.37 for the fourth quarter 2016.
Balance Sheet and Cash Flow
Cash and equivalents at December 30, 2017 were $2.0 million. At year end, the Company had $12.0 million borrowed on its revolving line of credit and a convertible notes liability with a total face value of $143.8 million.
Capital expenditures were $11.7 million in the quarter and $55.0 million for the full year. Funds were primarily expended on the new distribution center, new and remodeled stores, supply chain, digital and other IT investments as well as additional office space to accommodate closing of the North Bergen facility.
2018 Outlook
The Company is providing guidance around the key levers that drive the business. Specifically:

•	Full year comparable sales of low to mid negative single digits, improving sequentially

•	Full year gross margin rate flat with 2017, benefitting from higher product margins and improvement at Nutri-Force, partially offset by fixed cost deleverage

•	Increase in SG&A expenses of 2.0% - 2.5% over 2017. This excludes expenses associated with CEO change.

•	Combined Federal, State and Local tax rate of 28%. This excludes taxes associated with permanent book to tax differences estimated at $0.5 million to $1 million

•	Full year capital expenditures of approximately $30 million, includes the opening of 2 new stores.
Non-GAAP Financial Measures
Adjusted information is non-GAAP financial information. These supplemental non-GAAP measures should not be considered superior to, or a substitute for, and should be considered in conjunction with the GAAP financial measures presented. The Company believes such non-GAAP financial information facilitates analysis and comparisons of our ongoing business operations because it excludes items that may not be indicative of, or are unrelated to the Company’s and our business segments’ core operating performance, and may assist investors with comparisons to prior periods and assessing trends in our underlying businesses. These adjustments are consistent with how management views our businesses. Management uses such non-GAAP financial information in making financial, operating and planning decisions and evaluating the Company’s and each business segment’s ongoing performance. A reconciliation of adjusted financial information to the most directly comparable financial measures calculated and presented in accordance with GAAP is shown in Tables 4.
Webcast
Management will host a conference call to discuss the fourth quarter 2017 results at 8:30 a.m. Eastern Time (ET) today. Interested investors and other parties may listen to the simultaneous webcast of the conference call by logging onto the Investor Relations section of the Company's website at www.vitaminshoppe.com. A presentation to accompany the call will be available on the Company’s website immediately prior to the webcast. A telephonic replay will be available beginning at 11:30 a.m. ET on February 27, 2018 and can be accessed by dialing 1-844-512-2921 or 1-412-317-6671 for international callers. The passcode for the replay is 8209168. The telephonic replay will be available until 11:59 p.m. ET on March 6, 2018. The webcast will also be archived on the company’s website at www.vitaminshoppe.com in the investor relations section.

About the Vitamin Shoppe, Inc. (NYSE:VSI)
Vitamin Shoppe is an omni-channel, specialty retailer and contract manufacturer of nutritional products based in Secaucus, New Jersey. In its stores and on its website, the Company carries a comprehensive retail assortment including: vitamins, minerals, specialty supplements, herbs, sports nutrition, homeopathic remedies, green living products, and beauty aids. In addition to offering products from approximately 900 national brands, the Vitamin Shoppe also carries products under The Vitamin Shoppe®, BodyTech®, True Athlete®, MyTrition®, plnt®, ProBioCare®, Next Step® and Betancourt Nutrition® brands. The Vitamin Shoppe conducts business through more than 775 company-operated retail stores under The Vitamin Shoppe and Super Supplements retail banners, and through its website, www.vitaminshoppe.com. Follow the Vitamin Shoppe on Facebook at http://www.facebook.com/THEVITAMINSHOPPE and on Twitter at http://twitter.com/VitaminShoppe.
Forward Looking Statements
This press release contains “forward-looking” statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including, without limitation, those that contain words such as “outlook”, “believes”, “expects”, “potential”, “continues”, “may”, “will”, “should”, “seeks”, “predicts”, “intends”, “plans”, “estimates”, “anticipates”, “target”, “could” or the negative version of these words or other comparable words. These statements are subject to various risks and uncertainties, many of which are outside our control, including, among others, strength of the economy, changes in the overall level of consumer spending, the performance of the Company's products within the prevailing retail environment, implementation of our strategy, trade restrictions, availability of suitable store locations at appropriate terms, the availability of raw materials, compliance with regulations, certifications and best practices with respect to the development, manufacture, sales and marketing of the Company's products, management changes, maintaining appropriate levels of inventory, changes in tax policy, ecommerce relationships, disruptions of manufacturing, warehouse or distribution facilities or information systems, political environment and other specific factors discussed herein and in other Securities and Exchange Commission (the "SEC") filings by us (including our reports on Forms 10-K and 10-Q filed with the SEC). We believe that all forward-looking statements are based on reasonable assumptions when made; however, we caution that it is impossible to predict actual results or outcomes or the effects of risks, uncertainties or other factors on anticipated results or outcomes with certainty and that, accordingly, one should not place undue reliance on these statements. Forward-looking statements speak only as of the date when made and we undertake no obligation to update these statements in light of subsequent events or developments. Actual results may differ materially from anticipated results or outcomes discussed in any forward-looking statement.

CONTACTS:
Analysts and Investors:	Media:
Kathleen Heaney	Crystal Carroll
646-912-3844 OR 201-552-6430	201-552-6328
ir@vitaminshoppe.com	crystal.carroll@vitaminshoppe.com

TABLE 1
VITAMIN SHOPPE, INC. AND SUBSIDIARY
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except share and per share data)
(Unaudited)

	Three Months Ended		Fiscal Year Ended
	December 30, 2017	December 31, 2016	December 30, 2017	December 31, 2016
Net sales	$268,770	$304,865	$1,178,694	$1,289,243
Cost of goods sold	182,766	204,705	821,137	862,887
Gross profit	86,004	100,160	357,557	426,356
Selling, general and administrative expenses	87,051	83,230	345,494	340,752
Goodwill, intangible assets and store fixed-assets impairment charges	786	39,612	274,876	40,027
Income (loss) from operations	(1,833)	(22,682)	(262,813)	45,577
Interest expense, net	2,489	2,546	9,701	9,523
Income (loss) before provision (benefit) for income taxes	(4,322)	(25,228)	(272,514)	36,054
Provision (benefit) for income taxes	13,256	(13,614)	(20,363)	11,090
Net income (loss)	$(17,578)	$(11,614)	$(252,151)	$24,964

Weighted average common shares outstanding
Basic	23,339,565	23,357,556	23,137,977	23,875,540
Diluted	23,339,565	23,357,556	23,137,977	24,067,686
Net income (loss) per common share
Basic	$(0.75)	$(0.50)	$(10.90)	$1.05
Diluted	$(0.75)	$(0.50)	$(10.90)	$1.04

TABLE 2
VITAMIN SHOPPE, INC. AND SUBSIDIARY
SEGMENT DATA, KEY PERFORMANCE INDICATORS AND STORE INFO
($ in thousands)
(Unaudited)

	Three Months Ended		Fiscal Year Ended
	December 30, 2017	December 31, 2016	December 30, 2017	December 31, 2016
Net sales:
Retail	$261,901	$293,222	$1,146,500	$1,239,226
Manufacturing	15,721	21,989	81,607	87,684
Segment net sales	277,622	315,211	1,228,107	1,326,910
Elimination of intersegment revenues	(8,852)	(10,346)	(49,413)	(37,667)
Net sales	$268,770	$304,865	$1,178,694	$1,289,243

Income (Loss) from operations:
Retail	$10,485	$32,100	$85,016	$148,552
Manufacturing	5,338	(41,405)	(18,305)	(44,223)
Corporate costs	(17,656)	(13,377)	(329,524)	(58,752)
Income (Loss) from operations	$(1,833)	$(22,682)	$(262,813)	$45,577

Decrease in total comparable net sales	(4.6)%	(2.2)%	(6.5)%	(0.9)%
Decrease in comparable store net sales	(7.0)%	(1.8)%	(6.9)%	(1.5)%
Increase (Decrease) in VS.com comparable net sales	(14.3)%	7.0%	(12.3)%	7.3%

Gross profit as a percent of net sales	32.0%	32.9%	30.3%	33.1%
Income (Loss) from operations as a percent of net sales	(0.7)%	(7.4)%	(22.3)%	3.5%

Capital Expenditures	$11,706	$8,840	$55,020	$40,068
Depreciation and Amortization	$10,996	$9,968	$39,204	$38,780

Store Data:
Stores open at beginning of period	784	774	775	758
Stores opened	3	3	15	26
Stores closed	(2)	(2)	(5)	(9)
Stores open at end of period	785	775	785	775

Total retail square footage at end of period (in thousands)	2,737	2,709	2,737	2,709

TABLE 3
VITAMIN SHOPPE, INC. AND SUBSIDIARY
CONSOLIDATED BALANCE SHEETS
(In thousands, except share and per share data)
(Unaudited)

	December 30, 2017	December 31, 2016
ASSETS
Current assets:
Cash and cash equivalents	$1,985	$2,833
Accounts receivable, net of allowance of $827 and $1,061 in 2017 and 2016, respectively	3,435	7,367
Inventories	234,400	241,736
Prepaid expenses and other current assets	39,634	33,717
Total current assets	279,454	285,653
Property and equipment, net	150,033	139,132
Goodwill	—	210,633
Other intangibles, net	19,417	79,489
Deferred taxes	37,278	16,847
Other long-term assets	2,571	2,430
Total assets	$488,753	$734,184

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Revolving credit facility	$12,000	$11,000
Accounts payable	46,945	65,606
Deferred sales	5,710	5,209
Accrued expenses and other current liabilities	59,568	52,290
Total current liabilities	124,223	134,105
Convertible notes, net	126,415	120,874
Deferred rent	40,832	37,489
Other long-term liabilities	1,916	1,720

Commitments and contingencies

Stockholders' equity:
Preferred stock, $0.01 par value; 250,000,000 shares authorized and no shares issued and outstanding at December 30, 2017 and December 31, 2016	—	—
Common stock, $0.01 par value; 400,000,000 shares authorized, 24,220,509 shares issued and 24,021,948 shares outstanding at December 30, 2017, and 23,585,240 shares issued and 23,424,055 shares outstanding at December 31, 2016	242	236
Additional paid-in capital	88,823	80,727
Treasury stock, at cost; 198,561 shares at December 30, 2017 and 161,185 shares at December 31, 2016	(7,010)	(6,430)
Retained earnings	113,312	365,463
Total stockholders’ equity	195,367	439,996
Total liabilities and stockholders' equity	$488,753	$734,184

TABLE 4
VITAMIN SHOPPE, INC. AND SUBSIDIARY
SUPPLEMENTAL OPERATING DATA
(Unaudited)

Amounts in millions except per share data
Figures may not sum due to rounding
	Gross		Goodwill, Intangible Assets and Store Fixed-Assets Impairment	Operating	Net	Diluted
	Profit	SG&A	Charges	Income (Loss)	Income (Loss)	EPS
Three months ended December 30, 2017:
As Reported	$86.0	$87.1	$0.8	$(1.8)	$(17.6)	$(0.75)
Nutri-Force restructuring costs (1)	(3.3)	0.4	—	(3.7)	(2.2)	(0.10)
Distribution center closing costs (2)	0.8	—	—	0.8	0.5	0.02
Impact of Tax Reform Act (3)	—	—	—	—	15.3	0.66
As Adjusted	$83.5	$87.4	$0.8	$(4.7)	$(3.9)	$(0.17)

Three months ended December 31, 2016:
As Reported	$100.2	$83.2	$39.6	$(22.7)	$(11.6)	$(0.50)
Impairment charges on goodwill and intangible asset (4)	—	—	(39.2)	39.2	23.2	0.99
Canada stores closing costs (5)	—	—	—	—	(3.0)	(0.13)
As Adjusted	$100.2	$83.2	$0.4	$16.5	$8.6	$0.37

Fiscal year ended December 30, 2017:
As Reported	$357.6	$345.5	$274.9	$(262.8)	$(252.2)	$(10.90)
Impairment charges on goodwill and intangible asset (6)	—	—	(270.0)	270.0	234.2	10.12
Nutri-Force restructuring costs (1)	7.2	(5.1)	—	12.3	7.5	0.32
Store impairment charges (7)	—	—	(3.8)	3.8	2.3	0.10
Distribution center closing costs (2)	2.8	(0.3)	—	3.1	1.9	0.08
Impact of Tax Reform Act (3)	—	—	—	—	15.3	0.66
As Adjusted	$367.6	$340.1	$1.1	$26.4	$9.1	$0.39

Fiscal year ended December 31, 2016:
As Reported	$426.4	$340.8	$40.0	$45.6	$25.0	$1.04
Impairment charges on goodwill and intangible asset (4)	—	—	(39.2)	39.2	23.2	0.96
Cost reduction project (8)	—	(3.8)	—	3.8	2.3	0.10
Canada stores closing costs (5)	(0.2)	(2.1)	—	1.9	(1.1)	(0.05)
Super Supplements conversion costs (9)	(0.2)	(1.3)	—	1.0	0.6	0.03
Reinvention strategy costs (10)	—	(0.5)	—	0.5	0.3	0.01
As Adjusted	$426.0	$333.1	$0.8	$92.0	$50.3	$2.09

(1) The costs represent restructuring costs related to the turnaround of Nutri-Force.
(2) Costs related to the closing of the North Bergen, New Jersey distribution center.
(3) Tax expense resulting from the change in valuation of deferred tax assets under the Tax Reform Act of 2017.
(4) Impairment charge on the goodwill of Nutri-Force of $32.6 million and the customer relationships intangible asset of Nutri-Force of $6.6 million.
(5) Charges primarily related to lease terminations and a $3.0 million tax benefit in the fiscal quarter ended December 2016 resulting from the write-off of the Canada investment.
(6) Impairment charges on the goodwill of the retail segment of $210.6 million and the Vitamin Shoppe tradename of $59.4 million.
(7) Impairment charges on the fixed assets of retail locations.
(8) Outside consulting costs relating to a project to identify and implement cost reduction opportunities.
(9) Costs primarily related to the closure of the Seattle distribution center.
(10) The costs represent outside consultants fees in connection with the Company's "reinvention strategy".